Exhibit 10.6

Form of

NONCOMPETITION AGREEMENT

Between

MARRIOTT INTERNATIONAL, INC.

And

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Dated as of [    ], 2011

NONCOMPETITION AGREEMENT

NONCOMPETITION AGREEMENT (this “Agreement”), dated as of [    ], 2011, between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (“MII”) and MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”).

RECITALS

A. Pursuant to the Separation and Distribution Agreement (the “Distribution Agreement”) dated as of [    ], 2011, MII has agreed to distribute to its stockholders all of MVWC’s issued and outstanding capital stock (the “Distribution”) if the conditions set forth in the Distribution Agreement are satisfied, including, among others, that the parties hereto have entered into this Agreement.

B. Following the Distribution, (i) MVWC will own and conduct, directly and indirectly, the Destination Club Business (as defined herein) and (ii) MII will continue to own and conduct, directly and indirectly, the Hotel Management and Franchising Business (as defined herein).

C. In connection with the Distribution, MVWC will enter into License, Services And Development Agreements with each of MII and The Ritz-Carlton Hotel Company, L.L.C (“Ritz-Carlton”), (the “Marriott License Agreement” with MII and the “Ritz-Carlton License Agreement” with Ritz-Carlton), pursuant to which, among other things, MII and Ritz-Carlton will grant certain licenses to MVWC to use certain intellectual property in the Destination Club Business after the Distribution.

D. In connection with the Distribution, and to permit MII and MVWC to tailor their business strategies to best address market opportunities in their respective industries while maximizing the value of the Marriott and Ritz-Carlton brands and the intellectual property that is the subject of the Marriott License Agreement and the Ritz-Carlton License Agreement (together, the “License Agreements”), MII and MVWC have agreed to the noncompetition covenants set forth in this Agreement. Except as expressly stated in this Agreement and the License Agreements, there are no agreements or understandings between MII and MVWC limiting in any way the extent to which or the means by which each might choose to compete with the other.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For the purpose of this Agreement:

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person; provided, however, that for purposes of this Agreement, none of the Subsidiaries of MII will be deemed to be an Affiliate of MVWC or any Affiliate of MVWC; and none of the Subsidiaries of MVWC will be deemed to be an Affiliate of MII or any Affiliate of MII. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement Dispute” means any controversy, dispute or claim that arises out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Compete” means: (i) to conduct or participate or engage in, or bid for or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity; or (ii) have any debt or equity ownership interest in or actively assist, any Person or business that conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner or stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity.

“Destination Club Business” has the meaning ascribed to it in the License Agreements.

“Destination Club Project” has the meaning ascribed to it in the License Agreements.

“Distribution Date” means the date on which the Distribution occurs.

“Governmental Authority” means any United States or non-United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Hotel Management and Franchising Business” means the business of selling, marketing, managing, operating, licensing or franchising of hotels, resorts or other transient or extended stay lodging facilities, including Condominium Hotels, but does not include the activities included in the term Destination Club Business. For the avoidance of doubt, the mere ownership or leasing of a hotel shall not be deemed to be engaging in the Hotel Management and Franchising Business.

“Law” means any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, government approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereinafter in effect and, in each case, as amended.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Subsidiary” of any Person means (a) a corporation, more than fifty percent (50%) of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person or (b) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns more than fifty percent (50%) of the equity economic interest thereof or for which such Person, directly or indirectly, has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body or over which such Person otherwise has control (e.g., as the managing partner of a partnership).

“Transaction Agreements” means this Agreement, the Distribution Agreement, the Marriott License Agreement, the Ritz-Carlton License Agreement and any other instruments, assignments, documents and agreements executed in connection with the Distribution.

Captitalized terms used but not defined herein shall have the meaning ascribed to them in the Marriott License Agreement.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
AAA	Section 5.2
Agreement	Preamble
Dispute Notice	Section 5.1
Distribution	Recitals
Distribution Agreement	Recitals
License Agreements	Recitals
MII	Preamble
Marriott License Agreement	Recitals
MVWC	Preamble
Ritz-Carlton	Recitals
Ritz-Carlton License Agreement	Recitals
Rules	Section 5.3
Term	Section 4.1

ARTICLE II

MII NONCOMPETITION COVENANTS

Section 2.1 Restrictions. Subject to the exclusions, exceptions and limitations expressly set forth in this Agreement, MII agrees that during the Term, MII will not, and it will cause each of its Subsidiaries and Affiliates not to: (i) Compete in the Destination Club Business anywhere in the world; or (ii) license its names or marks (including the Proprietary Marks) to any Person (other than MVWC) for use in the Destination Club Business anywhere in the world.

Section 2.2 Management Exception. Notwithstanding Section 2.1 above, nothing in this Agreement will restrict (i) Ritz-Carlton or its Affiliates from operating and managing Ritz-Carlton branded properties developed, owned, leased or sold by MVWC under on-site resort management contracts (or similar agreements) between MVWC (or its Affiliates) and Ritz-Carlton (or its Affiliates), or (ii) MII or its Affiliates from operating and managing Marriott branded properties developed, owned, leased or sold by MVWC under on-site resort management contracts (or similar agreements) between MVWC (or its Affiliates) and Marriott (or its Affiliates).

Section 2.3 MII Exceptions. Notwithstanding Section 2.1 above, nothing in this Agreement will restrict MII or any of its Subsidiaries or Affiliates from engaging in the following, or as set forth in Sections 2.4 and 2.5:

(i) developing, selling, marketing, owning, leasing, managing or franchising residential units and related facilities that may be included in a rental program for a hotel or resort property or operated as a serviced apartment for transient or extended stay customers;

(ii) engaging in activities that MII is specifically permitted to engage in under Sections 2.3(B), 2.3(C), and 2.5(A) or 5.6 of the Marriott License Agreement and the Ritz-Carlton License Agreement and Section 2.4 below, in accordance with such provisions;

(iii) accepting advance deposits or payments for hotel stays; and (ii) accepting multi-year advance hotel bookings, provided that any such multi-year advance hotel bookings relate to specific, identified hotels and not on a systemwide basis);

(iv) owning, operating, managing, licensing or franchising any businesses or services that are ancillary to the Destination Club Business, such as travel insurance, or amenities at a Destination Club Project, such as country clubs, spas, golf courses, food and beverage outlets, and gift and sundry shops; or

(v) owning equity securities of a publicly-traded Person that Competes in the Destination Club Business, provided that the aggregate holdings of MII, its Subsidiaries and Affiliates of such equity securities in such Person shall not exceed 5% of the outstanding equity securities of such Person.

Section 2.4 Chain Acquisitions

A. MVWC acknowledges that MII and its Affiliates may make hotel chain acquisitions (and subsequent dispositions thereof) that may include an existing branded or unbranded Destination Club Business. The provisions of this Section 2.4 shall apply to any such hotel chain acquisitions in which the number of hotel rooms that are the subject of such acquisition (whether owned, leased, managed or franchised) is greater than the number of Destination Club Units that are the subject of such acquisition (whether owned, leased, managed or franchised) (such an acquisition, a “Hotel Chain Acquisition”). MII shall notify MVWC within five (5) business days following the closing of any such Hotel Chain Acquisition, and MII and MVWC shall use commercially reasonable efforts to negotiate (i) an exchange relationship between the acquired Destination Club Business and the Licensed Destination Club Business, (ii) the affiliation of all or part of any such acquired Destination Club Business with the Licensed Destination Club Business, and/or (iii) the management or purchase by MVWC of all or part of any such acquired Destination Club Business. In the event that the parties are unable to reach agreement on any of the foregoing alternatives within sixty (60) days following the closing of such acquisition, then MII and its Affiliates shall have the right to operate or manage (or engage third parties to operate or manage, under a licensing or franchise agreement or otherwise) such Destination Club Business on a stand-alone basis, but without use of any of the Branded Elements, under a brand name that does not include any of the Licensed Marks, even if the Destination Club Units that are part of such Destination Club Business are co-located with Marriott Hotels; provided, however, that MII and its Affiliates will have the right (and will have the right to permit third parties, under a management, licensing or franchise agreement or otherwise) to (x) market, offer, and sell units in any Destination Club Project that is part of such standalone Destination Club Business at any hotel (including any MII Lodging Facility) acquired as part of such Hotel Chain Acquisition which is adjacent to such Destination Club Project (an “Adjacent Hotel”) to any Person, including guests of such Adjacent Hotel, whether or not such guest is a member of any Frequent Traveler Program, (y) place overflow guests of such Adjacent Hotel (including any MII Lodging Facility) in the adjacent Destination Club Project on a transient basis, and (z) offer potential customers of the Destination Club Project stays at such Adjacent Hotel in connection with the marketing and sale of the units of such adjacent Destination Club Project.

B. If the parties are unable to reach agreement on any of the alternatives in Section 2.4.A(i) through (iii) above, MII or its Affiliates may continue to manage or operate (or engage third parties to manage or operate, under a license or franchise agreement or otherwise) existing Destination Club Projects that are co-located with hotels that are rebranded as MII Lodging Facilities as a result of such chain acquisition; provided, however, that any such Destination Club Projects developed after such Hotel Chain Acquisition (excluding projects under development at the time of such Hotel Chain Acquisition) shall not be co-located with any MII Lodging Facilities.

ARTICLE III

MVWC NONCOMPETITION COVENANTS

Section 3.1 Restrictions. Subject to the exclusions, exceptions and limitations expressly set forth in this Agreement, MVWC agrees that during the Term it will not, and it will cause each of its Subsidiaries and Affiliates not to: (i) Compete in the Hotel Management and Franchising Business anywhere in the world; or (ii) license its names or marks to any Persons (other than MII) for use in the Hotel Management and Franchising Business anywhere in the world.

Section 3.2 MVWC Exceptions. Notwithstanding Section 3.1 above, nothing in this Agreement will restrict MVWC or any of its Subsidiaries or Affiliates from: (i) engaging in activities that MVWC is specifically permitted to engage in under Sections 2.5(B) and 9.2 of the Marriott License Agreement and the Ritz-Carlton License Agreement, in accordance with such provisions; (ii) operating hotels as a Marriott franchisee under a franchise agreement with MII; or (iii) owning equity securities of a publicly-traded Person that Competes in the Hotel Management and Franchising Business, provided that the aggregate holdings of MVWC, its Subsidiaries and Affiliates of such equity securities in such Person shall not exceed 5% of the outstanding equity securities of such Person.

3.3 Destination Club Business Chain Acquisitions

A. MII acknowledges that MVWC and its Affiliates may make Destination Club Business acquisitions (and subsequent dispositions thereof) that may include an existing branded or unbranded Hotel Management and Franchising Business, or owned or leased hotels (the “Owned or Leased Hotels”). The provisions of this Section 3.3 shall apply to any such Destination Club Business acquisitions in which the number of Destination Club Units that are the subject of such acquisition (whether owned, leased, managed or franchised) is greater than the number of hotel rooms that are the subject of such acquisition (whether owned, leased, managed or franchised) (such an acquisition, a “Destination Club Business Acquisition”). MVWC shall notify MII within five (5) business days following the closing of any such Destination Club Business acquisition, and MVWC and MII shall use commercially reasonable efforts to negotiate (i) a relationship under which the acquired Hotel Management and Franchising Business and/or the Owned or Leased hotels will affiliate with, and use certain systems that are part of, MII’s Hotel Management and Franchising Business and/or (ii) the management or purchase by MII or its Affiliates of all or part of any such acquired Hotel Management and Franchising Business and/or Owned or Leased hotels. In the event that the parties are unable to reach agreement on any of the foregoing alternatives within sixty (60) days following the closing of such acquisition, then MVWC and its Affiliates shall have the right to operate or manage (or engage third parties to operate or manage, under a management, license or franchise agreement or otherwise) such Hotel Management and Franchising Business and/or such Owned or Leased hotels, it being understood that MVWC shall have no right to use the Licensed Marks in connection therewith under the terms of the Marriott License Agreement and the Ritz-Carlton License Agreement. In the event that any such Owned or Leased Hotels are managed at the time of the Destination Club Business Acquisition by a third party under a contract that MVWC does not have the right to terminate without penalty, then at such time during the term as such third party manager ceases to manage any such Owned or Leased Hotel, MVWC and MII shall use commercially reasonable efforts to negotiate an agreement under which MII or its Affiliates shall manage such Owner or Leased Hotel. If MVWC and MII are not able to agree on terms for MII or an Affiliate to manage such hotel within 60 days after commencing such negotiations, then MVWC shall have the right to manage or engage a third party to manage such hotel thereafter.

3.4 Hotels Acquired for Conversion to Destination Club Units

MII acknowledges that MVWC and its Affiliates may acquire, lease or otherwise become involved in the management or operation of hotel, resort or other transient or extended stay lodging facilities for the purpose of converting such facilities to Destination Club Projects or Residential Projects (“Conversion Hotels”). MVWC and its Affiliates may engage in the Hotel Management and Franchising Business with respect to such Conversion Hotels during the period between the date of takeover of such Conversion Hotel by MVWC or an Affiliate and the date on which the Conversion Hotel is converted to a Destination Club Project or Residential Project; provided, that (i) if such conversion occurs in a single phase, such period may not exceed 36 months after the date of takeover of such Conversion Hotel by MVWC or an Affiliate and (ii) if such conversion occurs in multiple phases, at least half of the units of such Conversion Hotel must be converted within 36 months after the date of takeover of such Conversion Hotel by MVWC or an Affiliate and the remainder of such units must be converted within 60 months after the date of takeover of such Conversion Hotel; and further provided, that in the case of either (i) or (ii) above, MVWC or an Affiliate shall diligently pursue the conversion of such Conversion Hotel to a Destination Club Project or Residential Project during such period.

ARTICLE IV

TERM

Section 4.1 Term. The term of this Agreement (the “Term”) will commence on the Distribution Date and will continue until the earlier of the (i) termination of the Marriott License Agreement and (ii) tenth anniversary of the Distribution Date. This Agreement shall automatically terminate without any action on the part of the parties hereto if the Distribution Agreement is terminated for any reason in accordance with its terms.

ARTICLE V

COOPERATION; DISPUTE RESOLUTION

Section 5.1 Negotiation. If an Agreement Dispute arises, MII or MVWC may send the other party written notice of such Agreement Dispute (“Dispute Notice”) and the general counsels and chief financial officers of MII and MVWC and such other executive officer(s) designated by each of MVWC and MII will negotiate for a reasonable period of time to resolve such Agreement Dispute. Unless otherwise agreed by MVWC and MII, if the Agreement Dispute has not been resolved within thirty days from receipt of such

Dispute Notice, the Agreement Dispute will be resolved in accordance with Section 5.2. In the event of any arbitration or litigation in accordance with this ARTICLE V, MII and MVWC may not assert any statute of limitations, laches or similar defenses relating to the date of receipt of the Dispute Notice, if the Dispute Notice was served prior to the expiration of the applicable statute of limitations period and the prosecuting party complies with the applicable contractual time period or deadline under this Agreement.

Section 5.2 Mediation. If, within 30 days after delivery of a Dispute Notice, a negotiated resolution of the Agreement Dispute under Section 5.1 has not been reached, MII and MVWC agree to seek to settle the Agreement MAE Matter by mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures, and to bear equally the costs of the mediation; provided, however, that MII and MVWC will each bear its own costs in connection with such mediation. If the Agreement Dispute has not been resolved through mediation within 90 days after the date of service of the Dispute Notice, or such longer period as the parties may mutually agree in writing, each party will be entitled to refer to the dispute to arbitration in accordance with Section 5.3 below.

Section 5.3 Arbitration. If the Agreement Dispute has not been resolved for any reason within 90 days after the date of service of the Dispute Notice, such Agreement Dispute will be settled, at the request of any relevant party, by arbitration administered by the AAA under its Commercial Arbitration Rules, conducted in Washington, D.C., except as modified herein (the “Rules”). There will be three arbitrators. Each of MII and MVWC will appoint one arbitrator within 20 days after receipt by respondent of a copy of the demand for arbitration. The two party-appointed arbitrators will have 20 days from the appointment of the second arbitrator to agree on a third arbitrator who will chair the arbitral tribunal. Any arbitrator not timely appointed by the parties under this Section 5.3 will be appointed in accordance with AAA Rule R.11, and in any such procedure, each party will be given a limited number of strikes, excluding strikes for cause. Any controversy concerning whether an Agreement Dispute is able to be arbitrated, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this ARTICLE V will be determined by the arbitrators. MII and MVWC intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrators will be final and binding on the parties. MII and MVWC agree to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award, in any court of competent jurisdiction, including any New York State or federal court sitting in the Borough of Manhattan in The City of New York. The arbitrators will be entitled, if appropriate, to award monetary damages and other remedies, subject to the provisions of The arbitrators shall not, under any circumstances, have any authority to award, indirect, consequential, punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to this Section 5.3. Subject to applicable Law, including disclosure or reporting requirements, or the parties’ agreement, the parties will maintain the confidentiality of the arbitration. Unless agreed to by all the parties or required by applicable Law, including disclosure or reporting requirements, the arbitrators and the parties will maintain the confidentiality of all information, records, reports, or other documents obtained in the course of the arbitration, and of all awards, orders, or other arbitral decisions rendered by the arbitrators.

Section 5.4 Treatment of Negotiations and Mediation. Without limiting the provisions of the Rules, unless otherwise agreed in writing or permitted by this Agreement, MII and MVWC will keep confidential all matters relating to this ARTICLE V and any negotiation, mediation, conference, arbitration, or discussion pursuant to this ARTICLE V will be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules; provided, that such matters may be disclosed (a) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (b) to the extent otherwise required by applicable Law, including disclosure or reporting requirements. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions under this ARTICLE V that is not otherwise independently discoverable will be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.

Section 5.5 Consolidation. The arbitrators may consolidate arbitration under this Agreement with any arbitration arising under or relating to any of the Transaction Agreements if the subject of the Agreement Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration will be determined by the arbitrators appointed for the arbitration proceeding that was commenced first in time.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each party and delivered to the other party.

(b) This Agreement, together with the License Agreements, contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

(c) MII and MVWC each represents on behalf of itself that:

(i) it is a corporation duly incorporated or formed, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or formation, and has all material corporate or other similar powers required to carry on its business as currently conducted;

(ii) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

(iii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of such Person enforceable in accordance with the terms hereof;

(iv) it has carefully considered the provisions of this Agreement and agrees that the restrictions set forth herein are fair and reasonable, are required for protection of the legitimate interests of the other party hereto and are a material and necessary part of the transactions contemplated in connection with the Distribution, and it further agrees that the restrictions are reasonable in scope, area and time, and will not prevent it from pursuing other non-competitive business ventures or otherwise cause a financial hardship to it; and

(v) it agrees that it is receiving good and valuable consideration for entering into this Agreement, which consideration includes, among other things, the receipt of consideration pursuant to the terms of the Distribution Agreement, and acknowledges that the other party has relied upon the covenants contained in this Agreement and that such covenants are conditions to, and a material part of, the willingness of such other party to consummate the transactions contemplated by the Distribution Agreement.

Section 6.2 Governing Law. This Agreement, except as otherwise expressly provided herein, will be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

Section 6.3 Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby will be brought in any state or federal court sitting in the State of New York, so long as one of such courts has subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.7 will be deemed effective service of process on such party.

Section 6.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.5 Assignment. This Agreement may not be assigned or transferred, in whole or in part, without the prior written consent of the other party. Any such assignment or transfer without consent will be void. Notwithstanding the foregoing, (i) MII may assign this Agreement to the extent that an assignment is effectuated through a merger, consolidation, acquisition of all or substantially all of the assets of MII, or any direct or indirect change of control of MII and (ii) MVWC may assign this Agreement to the extent that an assignment is effectuated through a merger, consolidation, acquisition of all or substantially all of the assets of MVWC, or any direct or indirect change of control of MVWC. This Agreement will be binding on and inure to the benefit of each of the parties hereto, their successors and permitted assigns, provided that the terms of this Section 6.5 are complied with.

Section 6.6 Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer any right or remedies hereunder upon any Person except the parties hereto. There are no third party beneficiaries of this Agreement and this Agreement will not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 6.7 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice

(i)	if to MII or any Affiliate of MII, to:

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Attention:	Chief Financial Officer
Dept. 52/924.11
Facsimile: (301) 380-5067

with a copy (which will not constitute notice) to the same address:

Attention:	General Counsel
Dept. 52/923
Facsimile: (301) 380-6727

(ii)	if to MVWC or any Affiliate of MVWC, to:

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd

Orlando, FL 32821

Attention: President and Chief Executive Officer

Facsimile: (407) 206-6037

with a copy (which will not constitute notice) to the same address:

Attention:	General Counsel
Facsimile: (407) 513-6680

Section 6.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 6.9 Headings. The Article, Section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

Section 6.10 Waivers of Default. Waiver by any party of any default by any party of any provision of this Agreement will not be deemed a waiver by the waiving party of any subsequent or other default, nor will it prejudice the rights of any other party.

Section 6.11 Amendments. No provisions of this Agreement will be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by an authorized representative of the party against whom such waiver, amendment, supplement or modification is sought to be enforced.

Section 6.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party that is or is to be thereby aggrieved will have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

Section 6.13 Interpretation. In this agreement, words in the singular are deemed to include the plural and vice versa and words of one gender are deemed to include the other gender as the context requires. The terms “hereof,” “herein,” “hereby,” “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement taken as a whole and not to any particular provision of this Agreement. Article and Section references are to the Articles and Sections of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. The word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” is not exclusive.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Noncompetition Agreement to be executed by their duly authorized representatives.

MARRIOTT INTERNATIONAL, INC.

By:
Name:
Title:

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:
Name:
Title:

[Signature Page to Noncompetition Agreement]